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EXHIBIT 21

                          SUBSIDIARIES OF U.S. BANCORP
              (JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

U.S. Bank National Association (a nationally chartered banking association) -- also conducts business under the name of
  Firstar Bank, National Association.

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank National Association ND (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

Elan Life Insurance Company (Arizona)

FBS Insurance Montana, Inc. (Montana)

Miami Valley Insurance Company (Arizona)

Mississippi Valley Life Insurance Company (Missouri)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services, Inc. (Delaware)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp